                                                                    EXHIBIT 20.1


                        MONTHLY SERVICER'S CERTIFICATE
                        First National Bank of Commerce
                            New Orleans, Louisiana
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                      For the 7/10/98 Determination Date
                          For the 11th Monthly Period

      The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

     2 First National Bank of Commerce is Servicer under the Pooling and Servicing Agreement.

     3  The undersigned is a Servicing Officer.

     4 The date of this Certificate is July 10, 1998, which is a Determination Date under the Pooling and Servicing Agreement.

     5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $125,560,784.

        (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $13,942,192.

        (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $111,618,592.

     6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $821,654,143.

     7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

     8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

        None.

     9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $521,654,143.

    10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)


    11  Monthly Period Trust Activity
   (a)  Trust Activity                                                     Total Trust
       =============================================                    ===================
        Beginning Aggregate Principal Receivables                              821,768,441
        Beginning Excess Funding Account Balance                                         -
        Beginning Total Principal Balance                                      821,768,441
        Collections of Finance Charge Receivables                               13,942,192
        Discount Percentage                                                              -
        Discount Option Receivables Collections                                          -
        Net Recoveries                                                                   -
        Total  Collections of Finance Charge Receivables                        13,942,192
        Total Collections of Principal Receivables                             111,618,592
        Net Default Amount                                                       3,337,708
        Minimum Aggregate Principal Receivables Balance                        300,000,000
        Ending Aggregate Principal Receivables                                 821,654,143
        Ending Excess Funding Account Balance                                            -
        Ending Total Principal Balance                                         821,654,143
   (b)  Series Allocations                                                Series 1997-1            All Series
       =============================================                    =======================================
        Group Number                                                                     1
        Investor Interest                                                      300,000,000         300,000,000
        Adjusted Investor Interest                                             300,000,000         300,000,000
        Principal Funding Account Balance                                                -                   -
        Minimum Transferor Interest                                             57,515,790          57,515,790

   (c)  Group I Allocations                                               Series 1997-1          Total Group I
       =============================================                    =======================================
        Investor Finance Charge Collections                                      5,089,824           5,089,824

        Investor Monthly Interest                                                1,542,727           1,542,727
        Investor Monthly Fees (Servicing Fee)                                      500,000             500,000
        Investor Default Amounts                                                 1,218,485           1,218,485
        Investor Additional Amounts                                                      -                   -
        Total                                                                    3,261,212           3,261,212

        Reallocated Investor Finance Charge Collections                          5,089,824           5,089,824
        Available Excess                                                         1,828,612           1,828,612

    12  Series 1997-1 Certificates
                                                          Series 1997-1      Total Investor       Transferor's
   (a)  Investor/Transferor Allocations                    Allocations          Interest            Interest
       ========================================================================================================
        Beginning Investor/Transferor Amounts               821,768,441        300,000,000         521,768,441
        Beginning Adjusted Investor Interest                821,768,441        300,000,000         521,768,441
        Floating Investor Percentage                          100.00000%          36.50663%           63.49337%
        Fixed Investor Percentage                                     -                  -                   -
        Collections of Finance Chg. Receivables              13,942,192          5,089,824           8,852,368
        Collections of Principal Receivables                111,618,592         40,748,186          70,870,406
        Net Default Amount                                    3,337,708          1,218,485           2,119,223

        Ending Investor/Transferor Amounts                  821,654,143        300,000,000         521,654,143

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Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)

                                                                                                Collateral
   (b)  Monthly Period Funding Requirements               Class A            Class B             Interest             Total
       ============================================================================================================================
        Principal Funding Account                                     -                  -                   -                   -
        Principal Funding Investment Proceeds                         -                  -                   -                   -
        Withdrawal from Reserve Account                               -                  -                   -                   -
        Available Reserve Account Amount                              -                  -                   -                   -
        Required Reserve Account Amount                               -                  -                   -                   -

        Coupon                                                  6.15000%           6.35000%            6.25625%            6.17091%
        Floating Investor Percentage                           31.57824%           2.55546%            2.37293%           36.50663%
        Fixed Investor Percentage                                     -                  -                   -                   -
        Investor Monthly Interest                             1,329,938            111,125             101,664           1,542,727
        Overdue Monthly Interest                                      -                  -                   -                   -
        Additional Interest                                           -                  -                   -                   -
                Total Interest Due                            1,329,938            111,125             101,664           1,542,727
        Investor Default Amounts                              1,053,989             85,295              79,201           1,218,485
        Investor Monthly Fees                                   432,500             35,000              32,500             500,000
        Investor Additional Amounts                                   -                  -                   -                   -
                Total Due                                     2,816,427            231,420             213,365           3,261,212

                                                                                                Collateral
   (c)  Certificates - Balances and Distributions         Class A            Class B             Interest             Total
       ============================================================================================================================
        Beginning Investor Interest                         259,500,000         21,000,000          19,500,000         300,000,000
        Monthly Principal-Prin. Funding Account                       -                  -                   -                   -
        Principal Payments                                            -                  -                   -                   -
        Interest Payments                                     1,329,938            111,125             101,664           1,542,727
        Total Payments                                        1,329,938            111,125             101,664           1,542,727
        Ending Investor Interest                            259,500,000         21,000,000          19,500,000         300,000,000

   (d)  Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                         5.125000
        2.  Amount of Payment in respect of Class A Monthly Interest                                              5.125000
        3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                      -
        4.  Amount of Payment in respect of Class A Additional Interest                                           -
        5.  Amount of Payment in respect of Class A Principal                                                     -

   (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                          -
        2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount               -
        3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                    -
        4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
             principal amount                                                                                     -
        5.  The amount, if any, by which the outstanding Principal Balance of the Class A
             Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
             transactions on such Distribution Date                                                               -

   (f)  Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                         5.291670
        2.  Amount of Payment in respect of Class B Monthly Interest                                              5.291670
        3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                      -
        4.  Amount of Payment in respect of Class B Additional Interest                                           -
        5.  Amount of Payment in respect of Class B Principal                                                     -

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Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

   (g)  Amount of reductions in Class B Investor Interest pursuant to clauses
        (c), (d) and (e) of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                         -
        2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
             principal amount                                                                                         -
        3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                             -
        4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
             $1,000 original certificate principal amount                                                             -
        5.  The amount, if any, by which the outstanding Principal Balance of the Class B
             Certificates exceeds the Class B Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                   -

   (h) Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                 5.213540
        2.  Amount of distribution in respect of Collateral Monthly Interest                                   5.213540
        3.  Amount of distribution in respect of Collateral Overdue Interest                                          -
        4.  Amount of distribution in respect of Collateral Monthly Principal                                         -

   (i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
        and (e) of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                               -
        2.  Total amount reimbursed in respect of reductions of Collateral Interest                                   -

   (j)  Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                           4,402,699

             a.  Class A Monthly Interest                                                                     1,329,938
             b.  Class A Overdue Monthly Interest                                                                     -
             c.  Class A Additional Interest                                                                          -
             d.  Class A Servicing Fee                                                                          432,500
             e.  Class A Investor Default Amount                                                              1,053,989

             f.   Excess Spread                                                                               1,586,272

        2.  Class B Available Funds                                                                             356,287

             a.  Class B Monthly Interest                                                                       111,125
             b.  Class B Overdue Monthly Interest                                                                     -
             c.  Class B Additional Interest                                                                          -
             d.  Class B Servicing Fee                                                                           35,000

             e.  Excess Spread                                                                                  210,162

        3.  Collateral Holder Available Funds                                                                   330,838

             a.  Excess Spread                                                                                  330,838

        4.  Total Excess Spread                                                                               2,127,272

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Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

   (k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
         1.  Beginning Excess Spread                                                                         2,127,272
         2.  Excess Finance Charge Collections                                                                       -
         3.  Applied to fund Class A Required Amount                                                                 -
         4.  Unreimbursed Class A Investor Charge-Offs                                                               -
         5.  Applied to fund Class B Required Amount                                                            85,295
         6.  Reductions of Class B Investor Interest treated as Available Principal Collections                      -
         7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                     101,664
         8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee     32,500
         9.  Collateral Investor Default Amount treated as Available Principal Collections                      79,201
        10. Reductions of Collateral Interest treated as Available Principal Collections                             -
        11. Deposit to Reserve Account (if required)                                                                 -
        12. Applied to other amounts owed to Collateral Interest Holder                                              -
        13. Balance to constitute Excess Finance Charge Collections for other series                         1,828,612

    13  Trust Performance
   (a)  Delinquencies
        1.  31-59 days                                                                                      13,054,374
        2.  60-89 days                                                                                       8,554,916
        3.  90 days and over                                                                                12,144,767
        4.  Total 30+ days delinquent                                                                       33,754,057

   (b)  Base Rate
             a.  Current Monthly Period                                                                          8.171%
             b.  Prior Monthly Period                                                                            8.171%
             c.  Second Prior Monthly Period                                                                     8.171%
   (c)  Three Month Average Base Rate                                                                            8.171%

   (d) Portfolio Yield (gross portfolio yield less net defaults)
             a.  Current Monthly Period                                                                       15.48536%
             b.  Prior Monthly Period                                                                         13.88875%
             c.  Second Prior Monthly Period                                                                  13.86360%
   (e)  Three Month Average Portfolio Yield                                                                   14.41257%

   (f)  Excess Spread  Percentage
             a.  Current Monthly Period                                                                        7.31445%
             b.  Prior Monthly Period                                                                          5.71775%
             c.  Second Prior Monthly Period                                                                   5.69260%
   (g)  Three Month Average Excess Spread Percentage                                                           6.24160%

   (h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                    15.27934%

   (i)  Portfolio Adjusted Yield                                                                               6.81445%

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of July, 1998.

                                   First National Bank of Commerce, as Servicer

                                   By: /s/ Jane B. Truett
                                      ---------------------------------------
                                      Name:  Jane B. Truett
                                      Title:  Vice President and Controller